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                                                                     EXHIBIT 3.2
                                                                     -----------

                          COMPANIES ACTS 1963 TO 1990

                           COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                      OF

                       CBT GROUP PUBLIC LIMITED COMPANY

          (adopted by a special resolution passed on 31st March 1995 and amended by special resolutions passed
                     on 6th July 1995 and 28th April 1998)

                             PART I - PRELIMINARY
                             --------------------

1.   Interpretation
     --------------
(a) The Regulations contained in Table A in the First Schedule to the Companies Act 1963 shall not apply to the Company.

(b) In these Articles the following expressions shall have the following meanings:

     "the Acts"         the Companies Acts 1963 to 1990 including any statutory
                        modification or re-enactment thereof for the time being in force

     "these Articles"   these Articles of Association as from time to time
                        altered by resolution of the Company

     "the Auditors"     the auditors for the time being of the Company

     "Board"            the board of directors for the time being of the Company

     "clear days"       in relation to the period of a notice, that period
                        excluding the day the notice is given, the day the notice is deemed to be received and the day for which it is given or on which it is to take affect

     "the Directors"    the directors for the time being of the Company or the
                        directors present at a meeting of the Board of directors and includes any person occupying the position of director by whatever name called

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     "the holder"       in relation to any share the member whose name is
                        entered in the Register as the holder or the share

     "the Office"       the registered office for the time being of the Company

     "the Ordinary      ordinary shares of 9.375p each in the capital of the
     Shares"            Company

     "the Register"     the register of members to be kept as required by the
                        Acts

     "the Seal"         the common seal of the Company or (where relevant) the
                        official securities seal kept by the company pursuant to the Acts

     "Secretary"        any person appointed to perform the duties of the
                        secretary of the Company

     "the State"        the Republic of Ireland

(c) Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form. The expression "executed" shall include any mode of execution whether under seal or under hand.

(d) Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Acts but excluding any statutory modification thereof not in force upon the date of adoption of these Articles.

(e) Reference to Articles are to Articles of these Articles. The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of those Articles.

                      PART II - SHARE CAPITAL AND RIGHTS
                      ----------------------------------

2.   Share Capital
     -------------
     The share capital of the Company is IR(Pounds)11,250,000 divided into 120,000,000 ordinary Shares.

3.   Rights of Shares on Issue
     -------------------------
     Without prejudice to any special rights conferred on the holders of any existing shares or class of shares and subject to the provisions of the Acts any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

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4.   Redeemable Shares
     -----------------
     Subject to the provisions of the Acts redeemable shares may be issued by the Company and redeemed accordingly.

5.   Purchase of Own Shares
     ----------------------
     Subject to the provisions of the Acts the Company may purchase its own shares (including any redeemable shares) and enter into a contingent purchase contract for the purchase of its shares.

6.   Variation of Rights
     -------------------
(a) Whenever the share capital of the Company is divided into different classes of shares, the rights attaching to any class may be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

(b) Unless otherwise provided by the rights attaching to any shares, the rights attaching to any shares shall be deemed to be varied by the reduction of the capital paid up on those shares and by the allotment of further shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by such first mentioned shares, but shall not otherwise be deemed to be varied by the creation or issue of further shares.

(c) To every separate general meeting of the holders of shares of any class all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that in respect of any class where all of the shares are hold by only one shareholder then for the purposes of a general meeting of the holders of shares of that class the necessary quorum shall be one person and in all other cases the necessary quorum shall be two persons at least present in person or by proxy and holding or representing by proxy one-third in nominal amount of the issued shares of the class of shares (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those members who are present in person or by proxy shall be a quorum), and that any holder of shares of the class present in person or by proxy may demand a poll and that the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by then respectively.

7.   Trusts not Recognised
     ---------------------
     Except as required by law, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the holder. This shall not preclude the Company

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     from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

8.   Allotment of Shares
     -------------------
(a) The Directors are generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities (as defined for the purpose of section 20 of the Companies (Amendment) Act 1983 (up to an amount equal to the authorized but as yet unissued share capital of the Company as at the date of adoption of these Articles of Association). The authority hereby conferred shall expire five years from such date unless previously renewed, revoked or varied by the Company in general meeting, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after the authority has expired and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority hereby conferred had not expired. The pre-emption provisions of sub-section (1), of section 23 of the Companies (Amendment) Act 1983 shall not apply to any allotment by the Company of equities securities (within the meaning of the said section 23).

(b) Notwithstanding the provisions of Article 8(a) above no allotment of shares shall be made which would result in a change in control of the Company unless such allotment has first been approved by the shareholders of the Company in general meeting.

9.   Payment of Commission
     ---------------------
     The Company may exercise the powers of paying commissions conferred by the Acts. Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

10.  Financial Assistance
     --------------------
     Except as provided in these Articles or as permitted by the Acts, the Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person for any shares in the Company or in its holding company.

                         PART III - SHARE CERTIFICATES
                         -----------------------------

11.  Issue of Certificates
     ---------------------
     Every member shall be entitled without payment to one certificate for all the shares of each class hold by him or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine provided that the company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Every certificate shall be sealed with the Seal and shall

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     specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.

12.  Balance and Exchange Certificates
     ---------------------------------
(a) Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

(b) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge. If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

13.  Renewal of Certificates
     -----------------------
     If a share certificate is defaced, worn-out, lost, stolen or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses incurred by the company in investigating evidence as the Directors may determine but otherwise free of charge and (in the case of defacement or wearing-out) on delivery of the old certificate.

                           PART IV - LIEN ON SHARES
                           ------------------------

14.  Extent of Lien
     --------------
     The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all moneys payable in respect of it.

15.  Power of Sale
     -------------
     The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice demanding payment (and stating that if the notice is not complied with the shares may be sold) has been given to the holder of the share or to the person entitled to it by reason of the death or bankruptcy of the holder.

16.  Power to Effect Transfer
     ------------------------
     To give effect to a sale the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

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17.  Proceeds of Sale
     ----------------
     The proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                    PART V - CALLS ON SHARES AND FORFEITURE
                    ---------------------------------------

18.  Making of Calls
     ---------------
     Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of a sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

19.  Time of Call
     ------------
     A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

20.  Liability of Joint Holders
     --------------------------
     The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21.  Interest on Calls
     -----------------
(a) If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until the day it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies (Amendment) Act 1983) but the Directors may waive payment of the interest in whole or in part.

(b) The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares hold by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting otherwise directs) 5 per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

22.  Instalments Treated as Calls
     ----------------------------

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     An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

23.  Power to Differentiate
     ----------------------
     Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

24.  Notice Requiring Payment
     ------------------------
     If a call remains unpaid after it has become due and payable the Directors may give the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

25.  Forfeiture
     ----------
     If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited share and not paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

26.  Power of Disposal
     -----------------
     Subject to the provisions of the Acts, a share forfeited (or surrendered in lieu thereof) may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors may determine either to the person who was before forfeiture the holder thereof or to any other person and at any time before any such sale, re-allotment or other disposition, the forfeiture may be cancelled on such term as the Directors may think fit. Where for the purposes of its disposal such a share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the share to that person.

27.  Effect of Forfeiture
     --------------------
     A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of them and shall deliver to the Company for cancellation the certificate(s) for the shares forfeited or surrendered but shall remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Acts) from the date of forfeiture or surrender until the date of payment but the Directors may waive payment in whole or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.

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28.  Statutory Declaration
     ---------------------
     A statutory declaration by a Director or the Secretary that a share has been forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, re-allotment or other disposal of the share.

                         PART VI - TRANSFER OF SHARES
                         ----------------------------

29.  Instrument of Transfer
     ----------------------
     The instrument of transfer of any share shall be in writing in any usual form or in any other form which the Directors may approve. Any instrument of transfer shall be executed by or on behalf of the transferor and (except in the case of fully paid shares) by the transferee.

30.  Refusal to Register Transfer
     ----------------------------
(a) The Directors may, in their absolute discretion and without giving any reason therefor, refuse to register the transfer of a share not being a fully paid share.

(b) The Directors may also refuse to register any transfer (whether or not it is in respect of a fully paid share) unless:
     (i) it is lodged at the Office or at such other place as the Directors may appoint and is accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;
     (ii)   it is in respect of only one class of shares; and
     (iii)  it is in favour of not more than four transferees.

31.  Procedure on Refusal
     --------------------
     If the Directors refuse to register a transfer they shall, within two months after the date an which the transfer was lodged with the Company, send to the transferee notice of the refusal.

32.  Closing of Transfer Books
     -------------------------
     The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

33.  Absence of Registration Fees
     ----------------------------
     No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

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34.  Retention of Transfer Instruments
     ---------------------------------
     The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

                       PART VII - TRANSMISSION OF SHARES
                       ---------------------------------

35.  Death of Member
     ---------------
     If a member dies the survivor or survivors where he was a joint holder and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which has been jointly held by him.

36.  Transmission on Death or Bankruptcy
     -----------------------------------
     A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered an the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

37.  Rights before Registration
     --------------------------
     A person becoming entitled to a share by reason of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company, so, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                   PART VIII -  ALTERATION OF SHARE CAPITAL
                   ----------------------------------------

38.  Increase of Capital
     -------------------
     The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

39.  Consolidation, Sub-Division and Cancellation of Capital
     -------------------------------------------------------

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     The Company may by ordinary resolution:
     (i) consolidate and divide all or any of its share capital into shares of larger amount;
     (ii) subject to the provisions of the Acts, subdivide its shares, or any of them, into shares of smaller amount (and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other rights or be subject to any restrictions as the Company has power to attach to unissued or new shares); or
     (iii) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

40.  Fractions on Consolidation
     --------------------------
     Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of these members, either elect to sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser or elect, should they consider it appropriate, that no payment shall be made in respect of fractions of shares. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

41.  Reduction of Capital
     --------------------
     The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

                          PART IX - GENERAL MEETINGS
                          --------------------------

42.  Annual General Meetings
     -----------------------
     The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notice calling it.

43.  Extraordinary General Meeting
     -----------------------------
     All general meetings other than annual general meetings shall be called extraordinary general meetings.

44.  Convening General Meetings
     --------------------------
     The Directors may convene general meetings. Extraordinary general meetings may also be convened on such requisitions, or in default, may be convened by such requisitionists and in such manner as may be provided by the Acts. If at any time there are not within the State

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     sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

45.  Notice of General Meetings
     --------------------------
(a) Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one clear days notice and all other extraordinary general meetings shall be called by at least fourteen clear days notice. The notice shall specify the time and place of the meeting and the general nature of the business to be transacted. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Subject to any restrictions imposed on any shares, notice shall be given to all the members, to all persons entitled to a share by reason of the death or bankruptcy of a member, to the Directors and the Auditors.

(b) The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

                   PART X - PROCEEDINGS AT GENERAL MEETINGS
                   ----------------------------------------

46.  Quorum for General Meetings
     ---------------------------
(a) No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, three persons entitled to vote upon the business to be transacted and together holding not less than one-third of the voting share capital of the Company in issue, each being a member or a proxy for a member or a duly authorised representative of a corporate member, shall be a quorum.

(b) If such a quorum is not present within half an hour from the time appointed for the meeting the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, one person entitled to be counted in a quorum present at the meeting shall be a quorum.

47.  Chairman of General Meetings
     ----------------------------
(a) The chairman of the Board of Directors or, in his absence, the deputy chairman (if any) or, in his absence, some other Director nominated by the Directors shall preside as the chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and

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     willing to act, the Directors present shall elect one of their number to be the chairman of the meeting and, if there is only one Director present and willing to act, he shall be the chairman.

(b) If at any meeting no Director in willing to act as the chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be the chairman of the meeting.

48.  Directors and Auditors Right to Attend General Meetings
     -------------------------------------------------------
     A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

49.  Adjournment of General Meetings
     -------------------------------
     The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or sine die, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjournment.

50.  Determination of Resolutions
     ----------------------------
     At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Unless a poll is so demanded a declaration by the Chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

51.  Entitlement to Demand a Poll
     ----------------------------
     Subject to the provisions of the Acts, a poll may be demanded:
     (i)    by the chairman of the meeting;
     (ii) by at least three members present (in person or by proxy) having the right to vote at the meeting;
     (iii) by any member or members present (in person or by proxy) representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (iv) by a member or members present (in person or by proxy) holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up an all the shares conferring that right.

52.  Taking of a Poll
     ----------------
(a) Except as provided in Article 52(b) a poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll.
     The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(b) A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chairman or the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(c) No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting in respect of which it is demanded. In any other case at least seven clear days notice shall be given specifying the time and place at which the poll is to be taken.

53.  Written Resolution of Members
     -----------------------------
     Subject to section 141 of the Companies Act 1963 a resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting shall be as valid and effective as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members. If the resolution in writing is described as a special resolution or as an extraordinary resolution it shall have effect accordingly.

54.  Votes of Members
     ----------------
     Votes may be given either personally or by proxy. Subject to any rights or restrictions for the time being attaching to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote and, on a poll, every member shall have one vote for every share of which he is the holder.

55.  Chairman's Casting Vote
     -----------------------
     Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote in addition to any other vote he may have.

56.  Voting by Joint Holders
     -----------------------
     Where there are joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint holders and for this purpose, seniority shall be determined by the order in which the names of the holders stand in the Register.

57.  Voting by Incapacitated Holders
     -------------------------------
     A member of unsound mind, or in respect or whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit or instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable.

58.  Default in Payment of Calls
     ---------------------------
     No member shall be entitled to vote at any general meeting or any separate meeting of the holders of any class of shares in the Company either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

59.  Time for Objection to Voting
     ----------------------------
     No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

60.  Proxy Voting
     ------------
     The instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor. The signature on such instrument need not be witnessed. A proxy need not be a member of the Company. A member may appoint more than one proxy to attend on the same occasion.

61.  Deposit of Proxy Instruments
     ----------------------------
     The instrument appointing a proxy and any authority under which it is executed or a copy, certified notarially or in some other way approved by the Directors, shall be deposited at such place or one of such places (if any) within the State as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the Office) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used and, in default, shall not be treated as valid. Provided that:
     (i) in the case of a meeting which is adjourned to, or a poll which is to be taken on a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the instrument of proxy and any such authority and clarification thereof as aforesaid, is lodged with the Secretary at the commencement of the adjourned meeting or the taking of the poll; and
     (ii) an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

62.  Effect of Proxy Instruments
     ---------------------------
     Deposit of an instrument of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall, unless the contrary is stated therein, be valid as well as for any adjournment of the meeting as for the meeting to which it relates.

63.  Effect of Revocation of Proxy
     -----------------------------
     A vote given or poll demanded by proxy or by the duly authorised representative of a body corporate shall be valid notwithstanding the death or insanity of the principal or resignation of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used or at such other place at which the instrument of proxy was duly deposited, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

                              PART XI - DIRECTORS
                              -------------------

64.  Number of Directors
     -------------------
     Subject to the provisions of Articles 12(d) and 13(i), the number of Directors (other than alternate Directors) shall not be more than ten unless otherwise determined by ordinary resolution.

65.  Ordinary Remuneration of Directors
     ----------------------------------
     The ordinary remuneration of the Directors shall from time to time be determined by an ordinary resolution of the Company and shall (unless such resolution shall otherwise provide) be divisible among the Directors an they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

66.  Special Remuneration of Directors
     ---------------------------------

     Any Director who holds any executive office (including for this purpose the office of chairman or deputy chairman) or who serves an any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

67.  Expenses of Directors
     ---------------------
     The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.

68.  Shareholding Qualification
     --------------------------
     The shareholding qualification for Directors may be fixed by the Company in general meeting and unless and until so fixed, no qualification shall be required.

69.  Alternative Directors
     ---------------------
(a) Any Director other than an alternate may by writing under his hand appoint any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors.

(b) An alternate Director shall be entitled to receive notices of all meetings of the Directors and of all meetings of committees of the Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

(c) Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

(d) A Director may at any time revoke the appointment of any alternate appointed by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine but if a Director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of any alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

(e) Any appointment or revocation by a Director under this Article shall be effected by notice in writing given under his hand to the Secretary or deposited at the Office or in any other manner approved by the Directors.

                        PART XII - POWERS OF DIRECTORS
                        ------------------------------

70.  Director's Powers
     -----------------
     Subject to the provisions of the Acts, the Memorandum of Association of the Company and these Articles and to any directions given by ordinary resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum of Association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

71.  Power to Delegate
     -----------------
     The Directors may delegate any of their powers to any Managing Director or any Director holding any other executive office and to any committee consisting of one or more Directors. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

72.  Appointment of Attorneys
     ------------------------
     The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

73.  Local Management
     ----------------
     The Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers authorities and discretions vested in the Board with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith without notice of any such annulment or variation shall be affected thereby.

74.  Borrowing Powers
     ----------------
(a) Subject as hereinafter provided, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or for any third party.

(b) The Directors may restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies so as to secure that the aggregate amount for the time being remaining undischarged of all borrowed moneys (as hereinafter defined) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed a sum equal to the amount paid up on the issued share capital of the Company plus the aggregate amount standing to the credit of the Company's consolidated capital and revenue reserves (including any share premium account or capital redemption reserve fund) ("the Share Capital and Consolidated Reserves").

(c) The certificate of the Auditors as to the amount of the Share Capital and consolidated Reserves at any time shall be conclusive and binding upon all concerned.

(d) No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provision be concerned to see or enquire whether this limit is observed and no debt incurred or security had at the time when the debt was incurred or the security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security are given express notice that the limit hereby imposed had been or would thereby be exceeded.

(e) For the purposes of this Article the expression "Borrowed Moneys" means the principal amount of moneys borrowed by the Company and each subsidiary thereof as extracted from the latest published audited consolidated balance sheet of the Company and its subsidiaries provided that:
     (i) moneys borrowed by the Company from and for the time being owing to a subsidiary or by any subsidiary from and for the time being owing to the Company or another subsidiary shall not be included in the calculation of Borrowed Moneys;
     (ii) moneys borrowed for the purpose of and within four months applied in repaying other borrowed moneys shall not themselves be taken into account until such application;
     (iii) there shall be included in the meaning of such expression such proportion of the money borrowed by any subsidiary as the equity share capital of such subsidiary which is beneficially owned directly or indirectly by the Company bears to the total equity share capital of such subsidiary and the remainder of the money borrowed by such subsidiary shall be excluded;

     (iv) the principal amount (including any premium payable on final redemption) of any debentures issued for a consideration other than cash by the Company and/or any such subsidiary shall be included in the meaning of such expression; and
     (v) from the aggregate of the amounts which would apart from this provision be regarded as Borrowed Moneys there shall be deducted an amount equal to the principal amount of cash balances held in hand or with banks by the Company and all such subsidiaries.

(f) The Directors may raise or secure the repayment of such sums in such manner and upon such terms and conditions in all respects as they think fit and, in particular, by the issue of bonds, perpetual or redeemable debentures or debenture stock, loan stock or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled capital.

(g) Debentures, debenture stock and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued. Subject to the provisions of the Acts any debentures, debenture stock, bonds or other securities may be issued at a discount premium or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors or otherwise.

     PART XIII - APPOINTMENT, RETIREMENT AND DISQUALIFICATION OF DIRECTORS

75.  Eligibility for Appointment
     ---------------------------
     No person shall be appointed as a Director at any general meeting unless, not less than seven nor more than thirty clear days before the date appointed for the meeting, a notice executed by a member qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment stating, with respect to such person to be proposed, the particulars which would, it he were so appointed, be required to be included in the company's Register of Directors together with a notice executed by that person of his willingness to be appointed.

76.  Appointment of Additional Directors
     -----------------------------------
(a) Subject as aforesaid the Company may by ordinary resolution appoint a person to be a Director either to fill a vacancy or as an additional Director.

(b) The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors.

77.  Retirement by Rotation
     ----------------------

(a) Subject to the provisions of these Articles, one-third of the Directors for the time being or, if their number is not three or a multiple of three, then the number nearest to, but not exceeding, one-third shall retire from office at each annual general meeting.

(b) Subject to the provisions of the Acts and of these Articles, the Directors to retire at each annual general meeting shall be the Directors who have been longest in office since their last appointment. As between Directors of equal seniority, the Directors to retire shall, in the absence of agreement, be selected from among them by lot. Subject as aforesaid, a retiring Director shall be eligible for reappointment and shall act as a Director throughout the meeting at which he retires.

(c)  A retiring Director shall be eligible for re-election.

(d) The Company may by ordinary resolution at the meeting at which any Director retires in the manner aforesaid fill the vacated office by appointing a person thereto and, in default, the retiring Director, if willing to act, shall be deemed to have been re-appointed unless at such meeting it is expressly resolved not to fill such vacated office or a resolution for the re-appointment of such Director shall have been put to the meeting and lost.

(e) At a general meeting a motion for the appointment of two or more persons as Directors of the Company by a single resolution shall not be put unless a resolution that it shall be so put has been first agreed to by the meeting without any vote being given against it.

78.  Disqualification of Directors
     -----------------------------
     The office of a Director shall be vacated if:
     (i) he ceases to be a Director by virtue of any provision of the Acts, or he becomes prohibited or restricted by law from being a Director;
     (ii) he is adjudged a bankrupt in the State or in Northern Ireland or Great Britain or in the United States of America or makes any arrangement or composition with his creditors generally and in the case of a Director domiciled in the United States of America matters pertaining to the bankruptcy or insolvency of that director or the rights of creditors against him or in and to his estate shall be determined pursuant to the laws of the State of his domicile.;
     (iii) he becomes prohibited or restricted from being a Director by reason of any order made under Part VII of the Companies Act 1990;
     (iv) in the opinion of a majority of his co-Directors he becomes incapable by reason of mental disorder of discharging his duties as a Director;
     (v)    he resigns his office by notice to the Company;
     (vi) he is convicted of an indictable offence, unless the Directors otherwise determine; or
     (vii) he shall for more than six consecutive months have been absent without permission of the Directors from meetings of the Directors held during that period, and the Directors pass a resolution that he has by reason of such absence vacated office.

                 PART XIV - DIRECTORS' OFFICERS AND INTERESTS
                 --------------------------------------------

79.  Executive Officers
     ------------------
(a) The Directors may appoint one or more of their body to any executive office under the Company (including, where considered appropriate, the office of chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

(b) The appointment of any Director to the office of chairman shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(c) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

80.  Directors' Interests
     --------------------
(a) Subject to the provisions of the Acts, and provided that he had disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:
     (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;
     (ii) may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested;
     (iii) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit;

(b)  For the purposes of this Article:
     (i) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and
     (ii) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

81.  Restriction on Director's Voting
     --------------------------------

(a) Save as otherwise provided by these Articles a Director shall not vote at a meeting of the Directors of a committee of the Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

(b) A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:
     (i) the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiary or associated companies;
     (ii) the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;
     (iii) any subscription by him or agreement by him to subscribe for shares or debentures or other securities of the Company or any of its subsidiary or associated companies or any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;
     (iv) any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1% or more of the issued shares of any class of such company or of the voting rights available to members of the relevant company (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances); or
     (v) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities.

(c) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph
     (b)(iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d) If a question arises at a meeting of Directors or of a committee of the Directors as to the materiality of a Director's interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may, before the conclusion of the meeting, be referred to the meeting of Directors and their ruling in relation to any Director other than himself shall be final and conclusive, in the event of an equality of votes the chairman of the Meeting shall have a second or casting vote.

(e) The Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

(f) For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director and in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director.

82.  Entitled to Grant Pensions
     --------------------------
     The Directors may provide benefits, whether by way of pensions, gratuities or otherwise for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing such benefits and for such purposes any Director may accordingly be, become or remain a member of, or rejoin any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

                      PART XV - PROCEEDINGS OF DIRECTORS
                      ----------------------------------

83.  Regulation and Convening of Directors' Meetings
     -----------------------------------------------
     Subject to the provisions of these Articles the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director who, being a resident in the State, is for the time being absent from the State.

84.  Voting at Directors' Meetings
     -----------------------------
     Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote. A Director who is also an alternate Director for one or more Directors shall be entitled in the absence of any such appointor from a meeting to a separate vote at such meeting on behalf of each such appointor in addition to his own vote.

85.  Quorum for Directors' Meetings
     ------------------------------
(a) The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum but notwithstanding that such person may act as alternate Director for more than one Director he shall not count as more than one for the purposes of determining whether a quorum is present.

(b) The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but, if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

86.  Telecommunication Meetings
     --------------------------
     Any Director or alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

87.  Chairman of Board of Directors
     ------------------------------
     Subject to any appointment to the office of chairman made pursuant to these Articles the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected, or, if at any meeting the chairman is unwilling to act or is not present within ten minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

88.  Validity of Acts of Directors
     -----------------------------
     All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

89.  Directors' Resolutions in Writing
     ---------------------------------
     A resolution in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors but a resolution signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by an alternate Director in that capacity.

                           PART XVI - THE SECRETARY
                           ------------------------

90.  Appointment of Secretary
     ------------------------
     The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them.

91.  Assistant Secretary
     -------------------
     The Directors may appoint an assistant or deputy secretary and any provision in these Articles requiring or authorising a thing to be done by or to the Secretary shall be satisfied by it being done by or to the assistant or deputy secretary. A provision of the Acts or these regulations requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                             PART XVII - THE SEAL
                             --------------------

92.  Use of Seal
     -----------
     The Directors shall ensure that the common seal of the Company kept pursuant to the Acts shall only be used by the authority of the Directors or of a committee authorised by the Directors.

93.  Seal for Use Abroad
     -------------------
     The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

94.  Signature of Sealed Instruments
     -------------------------------
     Every instrument to which either such seal shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with, printed thereon or affixed thereto by any method or system of mechanical signature.

                      PART XVIII - DIVIDENDS AND RESERVES
                      -----------------------------------

95.  Declaration of Dividends
     ------------------------
     Subject to the provisions of the Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors. Any dividend recommended by the Directors and declared by the Company may be in Irish Punts or, in whole or in part, in such other currency or currencies as the Directors may from time to time decide.

96.  Interim and Fixed Dividends
     ---------------------------

     Subject always to the provisions of the Acts, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. Subject always to the provisions of the Acts, if the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Subject as aforesaid the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Interim dividends may be paid in Irish Punts or, in whole or in part, in such other currency or currencies as the Directors may from time to time decide. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

97.  Payment of Dividends
     --------------------
     Except as otherwise provided by the rights attaching to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. All dividends shall be paid in the currency or currencies in which they have been declared, save as the Directors may otherwise decide from time to time.

98.  Deductions from Dividends
     -------------------------
     The Directors may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share on account of calls or otherwise in relation to the shares of the Company.

99.  Dividends in Specie
     -------------------
     A general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all the parties and may vest any such specific assets in trustees.

100. Payment of Dividends by Post
     ----------------------------
     Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post to the registered address of the holder or, where there are joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

101. Dividends Not to Bear Interest
     ------------------------------
     No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the shares.

102. Payment to Holders on a Particular Date
     ---------------------------------------
     Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to capitalisations to be effected pursuant to these Articles.

103. Unclaimed Dividends
     -------------------
     Any dividend which has remained unclaimed for twelve years from the date of its declaration shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

               PART XIX - CAPITALISATION OF PROFITS OR RESERVES.
               ------------------------------------------------

104. Capitalisation of Distributable Profits and Reserves
     ----------------------------------------------------
     The Company in general meeting may, upon the recommendation of the Directors, resolve that any sum for the time being standing to the credit of any of the Company's reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so however, that the only purpose for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by the Acts.

105. Capitalisation of Non-Distributable Profits and Reserves
     --------------------------------------------------------
     The Company in general meeting may, on the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

106. Implementation of Capitalisation Issues
     ---------------------------------------
     Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

                               PART XX - NOTICES
                               -----------------

107. Notice in Writing
     -----------------
     Any notice to be given, served or delivered pursuant to these Articles shall be in writing.

108. Service of Notices.
     ------------------
(a) A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered by the Company to any member:
     (i)    by handing the same to him or his authorised agent;
     (ii)   by leaving the same at his registered address;
     (iii)  by sending the same by facsimile transmission; or
     (iv) by sending the same by post in a pre-paid envelope addressed to him at his registered address.

(b) Where a notice or document is given, served or delivered pursuant to sub-paragraphs (a)(i), (ii) or (iii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent or left at his registered address or upon receipt by facsimile (as the case may be).

(c) Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this Article the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the envelope containing it was posted. In proving such service or delivery it shall be sufficient to prove that such envelope was properly addressed, stamped and posted.

(d)  Without prejudice to the provisions of sub-paragraphs (a)(i), (a)(ii) and
     (a)(iii) of this Article, if at any time by reason of the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in at least one national daily newspaper in the State (and one national daily newspaper in the United Kingdom and the Wall Street Journal in the United States of America) and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisement shall appear. In any such case the Company shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to members in the State or any part thereof which was previously effected, has again in the opinion of the Directors, become practical the Directors shall forthwith send confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

(e) Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than the State.

109. Service on Joint Holders
     ------------------------
     A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint holders.

110. Service on Transfer or Transmission of Shares
     ---------------------------------------------
(a) Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register in respect of the share, has been duly given to a person from whom he derives his title.

(b) Without prejudice to the provisions of these Articles allowing a meeting to be convened by newspaper advertisement a notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

111. Signature to Notices
     --------------------
     The signature to any notice to be given by the Company may be written or printed.

112. Deemed Receipt of Notices
     -------------------------
     A member present, either in person or by proxy, at any meeting of the Company or the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

                             PART XXI - WINDING UP
                             ---------------------

113. Distribution on Winding up
     --------------------------
     If the Company shall be wound up and the assets available for distribution among the members shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares hold by them respectively. If on a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the holders of shares issued upon special terms and conditions.

114. Distribution in Specie
     ----------------------
     If the Company is wound up, the Liquidator may with the sanction of a special resolution of the Company and any other sanction required by the Acts, divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The Liquidator may, with the like sanction, vast the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as he, with the like sanctions determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

                           PART XXII - MISCELLANEOUS
                           -------------------------

115. Inspection of Books Etc. by Members
     -----------------------------------
     The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and non members (not being a Director) shall not have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting and no member, not being a Director, shall be entitled to require or receive any information concerning the business, trading or customers of the Company or any trade secret or secret process of or used by the Company.

116. Destruction of Records
     ----------------------
     The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a) the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b) nothing herein contained shall be construed as imposing upon the company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c) reference herein to the destruction of any document include references to the disposal thereof in any manner.

117  Untraced Shareholders
     ---------------------
(a) The Company shall be entitled to sell at the best price reasonably obtainable any share of a holder or any share to which a person is entitled by transmission if and provided that:
     (i) for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the holder or to the person entitled by transmission to the share at his address on the Register or other the last known address given by the holder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the holder or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);
     (ii) the Company has at the expiration of the said period of twelve years by advertisement in a national newspaper in both the State and the United Kingdom and in a newspaper circulated in the area in which the address referred to in sub-paragraph (a)(i) of this Article is located given notice of its intention to sell such share;
     (iii) the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the holder or person entitled by transmission.

(b) To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the holder or the person entitled by transmission to such share. The transferee shall be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

(c) The Company shall account to the holder or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such holder or other person. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

(d) Any such amount carried to a separate account which has remained unclaimed for twelve years from the date it was carried to such account shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.

118. Indemnity
     ---------
     Subject to the provisions of and so far as may be allowed by the Acts, every Director, Managing Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

--------------------------------------------------------------------------------
               NAMES, ADDRESSES AND DESCRIPTIONS of SUBSCRIBERS
--------------------------------------------------------------------------------


Bridget Trant,
Highdown Hill,
Newcastle,
County Dublin

Formations Manager


Susan Lawless,
14 Springhill Park,
Blackrock,
County Dublin

Systems Manager



                                  Dated this 25th day of July 1989


        Witness to the above signatures:        Geraldine Reynolds
                                                39 Birchwood Heights
                                                Dublin 24
                                                Secretary

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
PART I - PRELIMINARY................................................   1

     1.   Interpretation............................................   1

PART II - SHARE CAPITAL AND RIGHTS..................................   2

     2.   Share Capital.............................................   2
     3.   Rights of Shares on Issue.................................   2
     4.   Redeemable Shares.........................................   3
     5.   Purchase of Own Shares....................................   3
     6.   Variation of Rights.......................................   3
     7.   Trusts not Recognised.....................................   3
     8.   Allotment of Shares.......................................   4
     9.   Payment of Commission.....................................   4
    10.   Financial Assistance......................................   4

PART III - SHARE CERTIFICATES.......................................   4

    11.   Issue of Certificates.....................................   4
    12.   Balance and Exchange Certificates.........................   5
    13.   Renewal of Certificates...................................   5

PART IV - LIEN ON SHARES............................................   5

    14.   Extent of Lien............................................   5
    15.   Power of Sale.............................................   5
    16.   Power to Effect Transfer..................................   5
    17.   Proceeds of Sale..........................................   6

PART V - CALLS ON SHARES AND FORFEITURE.............................   6

    18.   Making of Calls...........................................   6
    19.   Time of Call..............................................   6
    20.   Liability of Joint Holders................................   6

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                     PAGE
                                                                     ----
    21.   Interest on Calls.........................................   6
    22.   Instalments Treated as Calls..............................   6
    23.   Power to Differentiate....................................   7
    24.   Notice Requiring Payment..................................   7
    25.   Forfeiture................................................   7
    26.   Power of Disposal.........................................   7
    27.   Effect of Forfeiture......................................   7
    28.   Statutory Declaration.....................................   8

PART VI - TRANSFER OF SHARES........................................   8

    29.   Instrument of Transfer....................................   8
    30.   Refusal to Register Transfer..............................   8
    31.   Procedure on Refusal......................................   8
    32.   Closing of Transfer Books.................................   8
    33.   Absence of Registration Fees..............................   8
    34.   Retention of Transfer Instruments.........................   9

PART VII - TRANSMISSION OF SHARES...................................   9

    35.   Death of Member...........................................   9
    36.   Transmission on Death or Bankruptcy.......................   9
    37.   Rights before Registration................................   9

PART VIII - ALTERATION OF SHARE CAPITAL.............................   9

    38.   Increase of Capital.......................................   9
    39.   Consolidation, Sub-Division and Cancellation of Capital...   9
    40.   Fractions on Consolidation................................  10
    41.   Reduction of Capital......................................  10

PART IX - GENERAL MEETINGS..........................................  10

    42.   Annual General Meetings...................................  10
    43.   Extraordinary General Meeting.............................  10
    44.   Convening General Meetings................................  10
    45.   Notice of General Meetings................................  11
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PART X - PROCEEDINGS AT GENERAL MEETINGS............................  11

    46.   Quorum for General Meetings...............................  11
    47.   Chairman of General Meetings..............................  11
    48.   Directors and Auditors Right to Attend General Meetings...  12
    49.   Adjournment of General Meetings...........................  12
    50.   Determination of Resolutions..............................  12
    51.   Entitlement to Demand a Poll..............................  12
    52.   Taking of a Poll..........................................  13
    53.   Written Resolution of Members.............................  13
    54.   Votes of Members..........................................  13
    55.   Chairman's Casting Vote...................................  13
    56.   Voting by Joint Holders...................................  14
    57.   Voting by Incapacitated Holders...........................  14
    58.   Default in Payment of Calls...............................  14
    59.   Time for Objection to Voting..............................  14
    60.   Proxy Voting..............................................  14
    61.   Deposit of  Proxy Instruments.............................  14
    62.   Effect of Proxy Instruments...............................  15
    63.   Effect of Revocation of Proxy.............................  15

PART XI - DIRECTORS.................................................  15

    64.   Number of Directors.......................................  15
    65.   Ordinary Remuneration of Directors........................  15
    66.   Special Remuneration of Directors.........................  15
    67.   Expenses of Directors.....................................  16
    68.   Shareholding Qualification................................  16
    69.   Alternative Directors.....................................  16

PART XII - POWERS OF DIRECTORS......................................  17

    70.   Director's Powers.........................................  17
    71.   Power to Delegate.........................................  17
    72.   Appointment of Attorneys..................................  17
    73.   Local Management..........................................  17
    74.   Borrowing Powers..........................................  18
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PART XIII - APPOINTMENT, RETIREMENT AND DISQUALIFICATION OF DIRECTORS 19

    75.   Eligibility for Appointment...............................  19
    76.   Appointment of Additional Directors.......................  19
    77.   Retirement by Rotation....................................  19
    78.   Disqualification of Directors.............................  20

PART XIV - DIRECTORS' OFFICERS AND INTERESTS........................  20

    79.   Executive Officers........................................  21
    80.   Directors' Interests......................................  21
    81.   Restriction on Director's Voting..........................  21
    82.   Entitled to Grant Pensions................................  23

PART XV - PROCEEDINGS OF DIRECTORS..................................  23

    83.   Regulation and Convening of Directors' Meetings...........  23
    84.   Voting at Directors' Meetings.............................  23
    85.   Quorum for Directors' Meetings............................  24
    86.   Telecommunication Meetings................................  24
    87.   Chairman of Board of Directors............................  24
    88.   Validity of Acts of Directors.............................  24
    89.   Directors' Resolutions in Writing.........................  24

PART XVI - THE SECRETARY............................................  24

    90.   Appointment of Secretary..................................  25
    91.   Assistant Secretary.......................................  25

PART XVII - THE SEAL................................................  25

    92.   Use of Seal...............................................  25
    93.   Seal for Use Abroad.......................................  25
    94.   Signature of Sealed Instruments...........................  25

PART XVIII - DIVIDENDS AND RESERVES.................................  25
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    95.   Declaration of Dividends..................................  25
    96.   Interim and Fixed Dividends...............................  25
    97.   Payment of Dividends......................................  26
    98.   Deductions from Dividends.................................  26
    99.   Dividends in Specie.......................................  26
   100.   Payment of Dividends by Post..............................  26
   101.   Dividends Not to Bear Interest............................  27
   102.   Payment to Holders on a Particular Date...................  27
   103.   Unclaimed Dividends.......................................  27

PART XIX - CAPITALISATION OF PROFITS OR RESERVES....................  27

   104.   Capitalisation of Distributable Profits and Reserves......  27
   105.   Capitalisation of Non-Distributable Profits and Reserves..  28
   106.   Implementation of Capitalisation Issues...................  28

PART XX - NOTICES...................................................  28

   107.   Notice in Writing.........................................  28
   108.   Service of Notices........................................  28
   109.   Service on Joint Holders..................................  29
   110.   Service on Transfer or Transmission of Shares.............  29
   111.   Signature to Notices......................................  30
   112.   Deemed Receipt of Notices.................................  30

PART XXI - WINDING UP...............................................  30

   113.   Distribution on Winding up................................  30
   114.   Distribution in Specie....................................  30

PART XXII - MISCELLANEOUS...........................................  30

   115.   Inspection of Books Etc. by Members.......................  31
   116.   Destruction of Records....................................  31
   117.   Untraced Shareholders.....................................  31
   118.   Indemnity.................................................  32

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